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[GLOBAL CROSSING LOGO]


                             PART 1 - SPECIFIC TERMS

THIS CAPACITY PURCHASE AGREEMENT (as amended, supplemented or otherwise modified from time to time, this "Agreement"), entered into as of November 10, 2000 between GLOBAL CROSSING BANDWIDTH, INC., a corporation organized and existing under the laws of California and having its principal office in Goleta, California , (said company, and any permitted successor or assign hereunder, the "Grantor") and INTERNATIONAL SATELLITE COMMUNICATION HOLDING LTD., a corporation organized and existing under the laws of Lichtenstein and having its principal office in Vaduz, , Lichtenstein (said company, and any permitted successor or assign hereunder, the "Purchaser"). The Grantor and the Purchaser are herein sometimes collectively referred to as the "Parties" and each, individually, as a "Party."

                              W I T N E S S E T H :


WHEREAS, the Purchaser's affiliate Impsat Fiber Networks, Inc. ("Impsat") and the Grantor have entered into a Capacity Commitment Agreement of even date (the "Commitment Agreement") where Impsat has agreed to purchase or procure that its affiliates will purchase $46,000,000 of Capacity on the Global Crossing Systems.

WHEREAS, in consideration of Impsat's obligation to purchase Capacity under the Commitment Agreement, the Purchaser desires to acquire and the Grantor desires to grant rights with respect to Capacity on an indefeasible right of use basis ("IRU") and such Capacity represents capacity on the Global Crossing Network between the System Interfaces at the applicable Points of Presence (these, and other capitalized terms are hereinafter defined); and

WHEREAS, Global Crossing Network Center Ltd., a corporation organized and existing under the laws of Bermuda and having its principal office in Bermuda (said company, and any permitted successors or assigns, the "Maintenance Company") has agreed to perform or cause to be performed all operation, administration and maintenance with respect to the Global Crossing Network;

WHEREAS, Pan American Crossing Ltd. is constructing a fiber optic cable system connecting California, Mexico, Panama and St. Croix, known as the Pan American Crossing System or "PAC";

WHEREAS, Grantor is constructing a fiber optic cable system connecting various principal cities in South America, known as the South American Crossing System or "SAC";

WHEREAS, Mid-Atlantic Crossing Ltd., Pan American Crossing Ltd., and South American Crossing Ltd., and each of their respective subsidiaries, are affiliates hereinafter collectively referred to as the "System Companies" and MAC-1, PAC and SAC are hereinafter collectively referred to as the "Systems";

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                                                                               2


NOW, THEREFORE, the parties hereto, in consideration of the mutual covenants contained herein, and for other good and valuable consideration, the receipt of which is hereby acknowledged, covenant and agree with each other as follows:

A.     AGREEMENT.

       This Agreement consists of two Parts (Part 1 and Part 2) and various Annexes and Schedules, all of which, taken together, comprise this "Agreement." Part 1 contains specific terms and signatures ("Part 1" or "Specific Terms"). Part 2, which is attached hereto, contains general terms ("Part 2" or "General Terms"). The provisions of each Part and the Annexes and Schedules attached thereto are equally binding on the Parties; provided, however, that, in the case of any inconsistency between any provisions of the Specific Terms and of the General Terms, the provisions of the Specific Terms shall govern. For convenience of reference, provisions of the Specific Terms are referred to as "Paragraphs" and provisions of the General Terms are referred to as "Sections".

B.     INITIAL COMMITTED CAPACITY.

       As of the date of this Agreement the Initial Committed Capacity consists of the indicated number of MCUs of Capacity on the Traffic Connections listed on Schedule 1 hereto.

C.     PURCHASE PRICE.

             (1) The Purchase Price in respect of each MCU of Initial Committed Capacity shall be the price per MCU indicated in Schedule 1 hereto.

             (2) The Purchase Price in respect of each MCU of Capacity to be purchased pursuant to Section 2(b) of this Agreement (the "Additional Committed Capacity"), if any, shall be the amount agreed upon, subject to the terms of Section 2 (b) of the Commitment Agreement, by the Parties hereto and shall be set forth in a Schedule 2 executed pursuant to said Section 2(b).

D.     INITIAL ANNUAL MAINTENANCE COST PAYMENT.

             (1) The Initial Annual Maintenance Cost Payment payable by the Purchaser with respect to each MCU of Initial Committed Capacity shall be the amount per MCU indicated in Schedule 1 hereto.

             (2) The Initial Annual Maintenance Cost Payment payable by the Purchaser with respect to each MCU of Additional Committed Capacity shall be an amount agreed upon, subject to the terms of Section 3(c) of the Commitment Agreement, by the Parties hereto and shall be set forth in a Schedule 2 executed pursuant to Section 2(b).

E.     REQUESTED ACTIVATION DATE.

              (1) The Requested Activation Date for each MCU of Initial Committed Capacity is set forth in Schedule 1 hereto.

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             (2) The Requested Activation Date for each MCU of Additional
             Committed Capacity shall be agreed upon by the Parties hereto and set forth in a Schedule 2 executed pursuant to Section 2(b). The Grantor shall, subject to availability of Capacity on the relevant System, make Capacity available to the Purchaser POP to POP within [ ]* days of the Purchaser committing to purchase such Capacity. Capacity which includes the arrangement of a Local Loop by the Grantor will, subject to availability of the local loop capacity, be made available as soon as practicable by the Grantor and in any case within [ ]* days of the Purchaser's commitment to purchase such Capacity.

             The foregoing referenced dates do not constitute representations, warranties, covenants or agreements that the Initial Committed Capacity or Additional Committed Capacity, as the case may be, will be available on the Requested Activation Date.

F.           JAPANESE BACKHAUL

                  In the event that the Purchaser does not have the necessary governmental authority to acquire the Committed Capacity on an IRU basis in one or more jurisdiction(s) in Japan, or if any jurisdiction(s) in Japan does not currently recognize or does not recognize in the future the conveyance of telecommunications facilities on an IRU basis, then as to such jurisdiction(s) only, the Agreement shall be considered an agreement for a lease of such Capacity ("Capacity Lease"). The term of the Capacity Lease shall be the period set forth in
                  Section 12 of the General Terms. The total lease payments for any such Capacity Lease shall be the amount set forth in Paragraph C of the Specific Terms, in addition to any other payments provided for in the Agreement, including but not limited to Initial and Annual Maintenance Cost Payments, Taxes, and "default interest." All amounts owed under the Agreement shall be paid as provided in the Agreement and Purchaser shall receive no credit or discount as a result of the above-described change in status of the rights granted under the Agreement.

                  In the event that the Agreement is deemed a Capacity Lease in one or more jurisdictions, then as to such jurisdictions only, the terms "purchase". "Purchaser", and any variations thereon shall mean "lease", "Lessee", or the appropriate variation thereof, and the terms "indefeasible right of use" and "IRU" shall mean "Lease". Any other terms and conditions of the Agreement also shall be deemed modified only to the extent necessary to be consistent with the grant of a lease to the Purchaser. All other terms and conditions of the Agreement shall remain unchanged and fully valid and enforceable.

                  Purchaser agrees not to make any claim that the Agreement is invalid or unenforceable as the result of it being deemed a Capacity Lease in one or more jurisdictions.

                  It is the intent of the parties that the Purchaser be granted an IRU or the next highest rights with regard to use of the Committed Capacity. To the extent that any jurisdiction(s) recognizes the conveyance of telecommunications facilities on


--------------------
* CONFIDENTIAL TREATMENT REQUEST - Confidential portion has been omitted and filed separately with the Commission.


             CONFIDENTIAL - GLOBAL CROSSING PROPRIETARY INFORMATION
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                                                                               4

                  an IRU basis at any time during the term of the Agreement, then for so long as that jurisdiction(s) recognizes such type of conveyance, this Paragraph shall be of no force or effect as to such jurisdiction.

G.           ADDITIONAL AGREEMENTS.

                  The Purchaser acknowledges that it may be necessary for the Parties to enter into additional agreements to allow the Grantor to grant an IRU or such other right as is available under Paragraph F in any Capacity hereunder. Therefore, the Purchaser agrees to enter into any such additional documents, instruments or certificates as are reasonably required, in the Grantor's opinion, to consummate any of the transactions contemplated hereby, provided however, that such agreements are reasonably acceptable to Purchaser and are no less favorable, as applicable, to Purchaser than any such agreement entered into by Grantor for similar purpose. Purchaser's failure to execute such agreements may constitute a basis for relieving or excusing Grantor from performing its obligations hereunder.



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                                                                               5


IN WITNESS WHEREOF, the Parties have executed this Agreement effective on the date first written above.




                                    GLOBAL CROSSING BANDWIDTH, INC.
                                    -----------------------------------
                                    By:
                                    Title:




                                    INTERNATIONAL SATELLITE COMMUNICATION
                                    HOLDING LTD.



                                    -----------------------------------
                                    By:
                                    Title:


                                    PURCHASER'S ADDRESS FOR NOTICES:








                                    Attention:
                                               ---------------
                                    Telephone:
                                               ---------------
                                    Fax:
                                               ---------------

                                    PURCHASERS ADDRESS FOR BILLING



                                    Attention:
                                    Telephone:
                                    Fax:
                                    Email:


             CONFIDENTIAL - GLOBAL CROSSING PROPRIETARY INFORMATION

The undersigned hereby agrees to the provisions of Sections 7, 8, 10(g), 20(b), 20(g) and 23(b) of this Agreement. All of the provisions of this Agreement which govern the rights and obligations of the Grantor hereunder shall apply to the rights and obligations of the Maintenance Company under said Sections 7, 8, 10(g), 20(b), 20 (g) and 23(b). This Agreement shall also apply to any subsequent purchases of Capacity pursuant to Section 2(b) of this Agreement.



                                  GLOBAL CROSSING NETWORK CENTER LTD.



                                  By: __________________________ Title:



             CONFIDENTIAL - GLOBAL CROSSING PROPRIETARY INFORMATION

                         CAPACITY PURCHASE AGREEMENT

                    PART 2 - GENERAL TERMS AND CONDITIONS

                                                                               1



1.     DEFINITIONS.

Unless otherwise defined herein, all terms which are commonly used in the telecommunications industry shall have the meanings generally given such terms in such industry. The terms defined in the preamble and in the recitals of the Specific Terms and the General Terms, as well as those defined in the text of this Agreement, shall have their respective meanings when used herein and the following additional terms shall have the following meanings:

       "Activation Date" as defined in Section 6 of the General Terms.

       "Actual Availability Date" as defined in Section 6 of the General Terms.

       "Affiliate" means in relation to any entity any other present or future entity controlled by or under common control with such entity. As used in this definition "control" shall mean as to any Person, (i) any corporation of which more than 20% of the outstanding stock of any class or classes having by the terms thereof ordinary voting POWER to elect a majority of the directors of such corporation (irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might HAVE voting power by reason of the happening of any contingency) is at the time owned by such person and/or one or more Subsidiaries of such person and (ii) any partnership, association, joint venture or other entity in which such person and/or one or more Subsidiaries of such person have more than a 20% equity interest therein.

       "Annual Maintenance Cost Payment" means, with respect to each MCU of Committed Capacity, the amount determined pursuant to Paragraph D of the Specific Terms and Section 8 of the General Terms, which amount is payable by Purchaser to Grantor pursuant to Section 8 of the General Terms.

       "Business Day" means a day other than a Saturday, Sunday or other day on which commercial banks in Bermuda, Buenos Aires, Argentina or New York City are authorized or required to close.

       "Capacity" means capacity available on the Global Crossing Network.

       "Carrier Party" means any entity authorized or permitted under the laws of its respective country to acquire and use facilities for the provision of international telecommunications services.

       "Committed Capacity" means Capacity which the Purchaser has at any time agreed to purchase pursuant to Section 2(a) or 2(b) of the General Terms or any other provision of this Agreement.

       "Customer Information Guide" means the manual which the Grantor and/or the Maintenance Company shall publish from time to time and which shall include, among other things, interconnection services ordering procedures.

       "Delayed Availability Date" means, with respect to any Traffic Connection, the date that is the six-month anniversary of the Requested Activation Date for such Traffic Connection.

       "Dollars" or "$" means United States dollars.

       "Force Majeure" means any event or circumstance or combination of events or circumstances that is beyond the reasonable control of the party sought to be held liable, including, but not limited to, any: (i) delay in obtaining or failure to obtain or renew any permit or governmental authorization, provided that Grantor was reasonably informed of need for such permit or authorization and timely applied for and diligently prosecuted procuring the same (ii) act of God or of the public enemy,
       (iii) action, or failure to act, of any governmental authority, (iv) war or warlike operations, (v) civil war or commotion, mobilization, military call-up and acts of similar nature, (vi) revolution, rebellion, sabotage, insurrection or riot, (vii) drought, fire, flood, lightning, epidemic or quarantine restriction, earthquake, unusually severe storm, landslide or other natural event, (viii) strike or other labor action, (ix) freight embargo, (x) unworkable weather, (xi) trawler or anchor damage involving multiple points on the relevant System so that that System is no longer capable of providing self restoration, (xii) damage caused by other marine activity such as fishing, marine research or marine development, or interruptions caused by construction activity of a third party involving multiple points on the relevant System so that that System is no longer capable of providing self restoration, (xiii) act or omission or transporters, (xiv) act, or failure to act, of the Purchaser (in a case where the Grantor or the Maintenance Company is sought to be held liable), act, or failure to act of the Grantor (in a case where the Purchaser is sought to be held liable) or act, or failure to act, of any representatives or agents of a Party (in a case where the other party is sought to be held liable).

       "Global Crossing Network" means the fiber optic network comprised of the subsea and terrestrial systems owned by Grantor, or an Affiliate of the Grantor, and the other fiber optic transmission capacity which Grantor and/or its Affiliates may own or obtain (at their sole option) from another service provider, as such network may be expanded by the Grantor and its Affiliates from time to time.

       "Grantor's Account" means the bank account of the Grantor maintained with The Chase Manhattan Bank at

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                                                                               2

       1 Chase Manhattan Plaza, New York, NY, or such other account as the Grantor may designate to the Purchaser in writing. Wire instructions for the above-referenced account are as follows:

       Account Number:[  ]*
       Bank Name: The Chase Manhattan Bank
       ABA No.: 021 000 021
       Chips Participant No. 0002
       S.W.I.F.T BIC[  ]*
       Reference:[  ]*

       Any questions regarding wire transfers to the Grantor's Account should be directed to the attention of [ ]*.

       "Indefeasible Right of Use", or "IRU" means a contractual right for a defined duration of years in which the Purchaser is authorized to utilize certain Capacity of the Grantor, and which contractual right of utilization is not subject to defeasance, denial or withdrawal except on terms stated in the Agreement.

       "Initial Annual Maintenance Cost Payment" as defined in Section 8 of the General Terms.

       "Initial Payment" as defined in Section 3(a) of the General Terms.

       "Local Loop" means capacity provided by Grantor to Purchaser from a third party provider that provides connectivity between the Global Crossing Point of Presence and a location specified by the Purchaser. "Local Loop" may be maintained or operated by the Grantor or its Affiliates or by a third party.

       "Maintenance Company" means Global Crossing Network Center Ltd.


       "Maintenance Company's Account" means the bank account of the Maintenance Company maintained with The Bank of Bermuda, Hamilton, Bermuda, or such other account as the Maintenance Company may designate to the Purchaser in writing. Wire instructions for the above-referenced account are as follows:

       Citibank N.A.
       111 Wall Street
       New York, NY
       FED ABA: 021000089
       CHIPS ABA: 0008
       S.W.I.F.T. Code: [ ]*

       For Credit to:
       [ ]*

       CHIPS UID: [ ]*
       S.W.I.F.T. Code: [ ]*

     For Further Credit to: [ ]*
       Account Number: [ ]*

       Any questions regarding wire transfers to the Maintenance Company's Account should be directed to the attention of [ ]*.

       "Minimum Capacity Unit" or "MCU" means the unit measure of capacity to be purchased by the Purchaser on the Global Crossing Network. Unless otherwise specified in the Specific Terms, an STM-1 is designated as the MCU for purposes of this Agreement.

       "Payment Date" means, with respect to each MCU of Capacity to be purchased by the Purchaser hereunder, the date on which the Purchaser pays the Grantor, in immediately available Dollars, the amount required to be paid by the Purchaser for such Capacity pursuant to Section 3(b) of this Agreement. In the event that the Specific Terms of this Agreement provide for the payment of the Purchase Price in more than one installment, any interest conveyed by the Grantor to the Purchaser shall vest as of date upon which the final payment is made such that Grantor has received the Total Purchase Price, and such final payment date shall be deemed the Payment Date for purposes of Section 2(e) of this Part 2 of the Agreement.

       "Payment Due Date" means, with respect to each MCU of Committed Capacity, the Activation Date and, thereafter, on each January 1, April 1, July 1 and October 1.

       "Points of Presence" means the points of presence of the Grantor and/or its Affiliates on the Global Crossing Network at which Purchaser is authorized by Grantor to interrconnect to send and receive traffic to and from the Global Crossing Network. Traffic Connections terminate at the Points of Presence. Individually, each of the Points of Presence may be referred to herein as a "Point of Presence."

       "Purchased Capacity" means the Capacity on the Traffic Connections as to which the Purchaser has paid the Purchase Price and has been granted an IRU in accordance with this Agreement.

       "Purchase Price" means, with respect to each MCU of Committed Capacity, the amount set forth pursuant to Paragraph C of the Specific Terms and
       Section 3 of the General Terms, which amount is payable by the Purchaser to the Grantor pursuant to Section 3(b) of the General Terms.

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* CONFIDENTIAL TREATMENT REQUEST - Confidential portion has been omitted and filed separately with the Commission.


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                                                                               3

       "Requested Activation Date" means, with respect to any Committed Capacity, the date set forth pursuant to Paragraph E of the Specific Terms.

       "System Interface" means the digital/optical input/output ports on the digital/optical distribution frame (including the digital/optical distribution frame, itself) where the basic system module connects with other transmission facilities or equipment.

       "Total Purchase Price" means the aggregate amount of purchase price payable by the Purchaser to the Grantor for any Committed Capacity (exclusive of any Annual Maintenance Cost Payments in respect of such Capacity).

       "Traffic Connection" means "point-to-point" connectivity for telecommunications traffic between two Points of Presence. Capacity is or will be available on Traffic Connections between Points of Presence on the Global Crossing Network. Any Local Loop capacity provided under this Agreement shall not be considered to be part of the Traffic Connection.

2. COMMITMENT; CONDITIONS TO
OBLIGATION; IRU FOR
PURCHASED CAPACITY.

       (a) Purchase Obligation. The Purchaser hereby irrevocably and unconditionally (except as provided in Section 2(d) of the General Terms) agrees to purchase the MCUs of Initial Committed Capacity specified pursuant to Paragraph B of the Specific Terms hereof for the Purchase Price and on the other terms and conditions set forth in this Agreement.

       (b) Additional Capacity. (i) At any time, so long as the Grantor determines that Capacity is available on the Global Crossing Network and so long as the Grantor and Purchaser have mutually agreed upon the applicable Purchase Price, and Annual Maintenance Cost Payment, subject to the terms of the Commitment Agreement , the Purchaser may elect to purchase Capacity pursuant to this Agreement in addition to that provided for in Section 2(a) hereof. Purchaser agrees that it shall present its request for Additional Capacity for POP to POP connections no later than ninety days before the proposed activation date.

       (ii) The Purchaser and Grantor shall effect such election by (A) jointly executing and delivering a written Schedule 2 and (B) the Purchaser's paying the applicable Initial Payment pursuant to Section 3(a) to the Grantor's Account. Such Schedule 2A shall be deemed to be an irrevocable, unconditional agreement of the Purchaser (except as provided by Section 2(d) hereof) to (i) purchase the MCUs of Capacity specified therein for the Purchase Price specified therein (ii) pay the Purchase Price and Annual Maintenance Cost Payments specified therein when due, and (iii) comply with all other terms and conditions set forth in this Agreement.

       (c) Condition to Grantor's Obligation. The Grantor's obligation to grant an IRU in any MCU of Capacity allocated to a Traffic Connection hereunder is subject to the occurrence of the Actual Availability Date(s) of such Capacity.

       (d) Condition to Purchaser's Obligation. The Purchaser's agreement to purchase any MCU of Committed Capacity allocated to a Traffic Connection as to which, at the time in question, an IRU has not been granted hereunder, shall terminate (unless the Purchaser requests an extension of time) if the Actual Availability Date for such Committed Capacity has not occurred by the Delayed Availability Date. In such event, all amounts of Initial Payment previously received from the Purchaser with respect to Committed Capacity as to which the Purchaser has not been granted an IRU (the "Deposit") shall be retained by the Grantor but the Purchaser shall be entitled to a credit equal to the amount of such Deposit against the purchase price of any capacity purchased by the Purchaser on the Global Crossing Network at any future date. Except as set forth herein, the Purchaser shall not be entitled to any other rights, remedies or damages, whatsoever, for the delay or non-occurrence of any Actual Availability Date.

       (e) Grant of IRU. Effective on the Payment Date, the Grantor grants to the Purchaser, for the term set forth in Section 12 of this Agreement, an IRU in the Purchased Capacity for which payment has been made in accordance with Section 3(b) of this Agreement.

       (f) Quiet Enjoyment. So long as no event has occurred which entitles the Grantor to suspend service under this Agreement, the Purchaser shall be entitled to the quiet enjoyment and use of the rights granted hereunder free from interference by any person claiming through the Grantor, such as the Grantor's lenders.

       (g) Additional Agreements. The Grantor's obligation to grant an IRU in any Capacity hereunder is subject to the receipt of such additional documents, instruments or certificates from the Purchaser as are reasonably required to consummate the transactions contemplated by this Agreement.

3. PAYMENT FOR CAPACITY.

       (a) Initial Payment. Within three (3) Business Days after the date of this Agreement, in the case of the Initial Committed Capacity and, in the case of any Additional Committed Capacity, on the date the Purchaser elects to commit to purchase it in accordance with Section 2(b) of this Agreement, the Purchaser shall make an initial

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                                                                               4

       payment to the Grantor's Account, in immediately available Dollars, in an amount equal to [ ]* percent ([ ]*%) of the Total Purchase Price of such Committed Capacity (in each case, the "Initial Payment"). Each Initial Payment shall be non-refundable and shall be credited, pro rata, toward the payment of the Purchase Price for the Committed Capacity with respect to which it was paid, but without prejudice to any other legal remedy available to Purchaser by law.

       (b) Payment of Purchase Price. In exchange for the IRU interest granted pursuant to this Agreement in any MCU of Purchased Capacity, the Purchaser shall, on or before each Payment Due Date, pay to the Grantor's Account, in immediately available Dollars, an amount equal to the Purchase Price for the MCUs of Purchased Capacity to be purchased on such date, less the amount of any Initial Payment to be credited to such Purchase Price pursuant to Section 3(a). Each payment made under this
       Section 3(b) shall be non-refundable.

4.     TAXES

       (a) Taxes. All payments made by the Purchaser under this Agreement shall be made without any deduction or withholding for or on account of any tax, duty or other charges, of whatever nature (including, without limitation, any regulatory fees, surcharges or assessments) imposed by any taxing or governmental authority (collectively, "Taxes"). If the Purchaser is or was required by law to make any deduction or withholding from any payment due hereunder to the Grantor or the Maintenance Company, then, notwithstanding anything to the contrary contained in this Agreement, the gross amount payable by the Purchaser to the Grantor or the Maintenance Company, as applicable, will be increased so that, after any such deduction or withholding for Taxes, the net amount received by the Grantor or the Maintenance Company, as applicable, will not be less than the Grantor or the Maintenance Company, as applicable, would have received had no such deduction or withholding been required. If any taxing or governmental authority asserts that the Purchaser should have made a deduction for withholding for or on account of any Taxes with respect to all or a portion of any payment made hereunder, the Purchaser hereby agrees to indemnify the Grantor or the Maintenance Company, as applicable, for such Taxes and to hold the Grantor or the Maintenance Company, as applicable, harmless on an after-tax basis from and against any Taxes, interest or penalties levied or asserted against them in connection therewith.

       (b) The Purchaser shall be responsible for and shall pay any applicable value added taxes or other federal, state or local sales, use, excise, privileged, gross receipts or other similar taxes, duties or charges imposed by any governmental authority or regulatory body in connection with the purchase of any Capacity hereunder. The Grantor shall invoice the Purchaser for all applicable taxes and such taxes are payable by the Purchaser in respect of its purchase of Capacity unless the Purchaser produces to the Grantor applicable valid states' resale certificates relating to state or local sales, use, gross receipts or similar taxes. The Purchaser shall be responsible for and shall pay all real property and ad valorem taxes imposed by any governmental authority in connection with the Capacity to be purchased pursuant to this Agreement. The payment of any such taxes, duties or charges will be in addition to the payment of the Purchase Price and the Annual Maintenance Cost Payments.

5.     AVAILABILITY OF CAPACITY; CABLE NETWORK CONFIGURATION; ACCESS
       CONNECTIONS.

       (a) On the Activation Date, the Grantor will have the right to use and provide the Purchased Capacity to the Purchaser.

       (b) The Grantor and its Affiliates shall have full and complete control, authority and responsibility for determining any network and system configuration or designs or changes therein, network and system upgrades, routing configurations or rearrangement and all related functions with regard to the provision of Capacity to the Purchaser.

       (c) The Purchased Capacity will be made available to the Purchaser at the applicable Points of Presence.

       (d) Access connection services and service orders therefor shall be provided in accordance with this Agreement and the Customer Information Guide.

6.     ACTUAL AVAILABILITY DATE; ACTIVATION.

       (a) The "Actual Availability Date" with respect to any Capacity on a Traffic Connection shall be the date on which the Traffic Connection is available for service [ ]*.

       (b) The Activation Date shall occur on the later of (i) the Actual Availability Date and (ii) the Requested Activation Date. [ ]*

--------------------
* CONFIDENTIAL TREATMENT REQUEST - Confidential portion has been omitted and filed separately with the Commission.

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


                                                                               5

7.     OPERATION AND MAINTENANCE OF SYSTEM.

       (a) Maintenance.

       (i) The Grantor and the Maintenance Company jointly agree to use reasonable efforts to cause the Global Crossing Network to be maintained in efficient working order, using the Maintenance Company's standard maintenance procedures, all in accordance with applicable industry standards. The Grantor and the Maintenance Company may vary the technical parameters applicable to the Capacity so long as the quality of such Capacity is not adversely affected and complies with the SLA.

       (ii) The Grantor, the Maintenance Company and their respective Affiliates will have sole responsibility for negotiating, executing and administering contracts and all other aspects related to the construction, operation, maintenance and repair of the Global Crossing Network.

       (iii) Should any condition exist in any portion of the Global Crossing Network that, in the judgment of the Grantor and the Maintenance Company, could impair the integrity of the Global Crossing Network, the Grantor and the Maintenance Company shall initiate and coordinate planned maintenance, which may include deactivation of such portion of the Global Crossing Network (or shall cause such action to occur) with respect to such portion of the Global Crossing Network. The Grantor or the Maintenance Company shall, to the extent reasonably practicable, advise the Purchaser in writing at least thirty (30) days prior to initiating a planned maintenance operation, of the timing and scope of such planned maintenance operation.

       (iv) In the event of disruption of service due to Force Majeure or other emergency, the Grantor and the Maintenance Company shall cause service to be restored as quickly as reasonably practicable, and the Grantor and the Maintenance Company shall take such measures as are reasonably necessary to obtain such objective.

       (b) Customer Care. The Grantor and the Maintenance Company jointly agree to perform or cause to be performed customary duties and responsibilities pertaining to a Network Administrator/Customer Care Center for the Global Crossing Network, as set forth in the Customer Information Guide.

       (c) Rules, Regulations and Requirements. The Purchaser understands and agrees to abide by all generally applicable rules, regulations and requirements set forth by each entity having rights in any portion of the Global Crossing Network, and communicated in writing to Purchaser, including, but not limited to, specifications, equipment and floor spacing.

       (d) No Salvage Rights. Nothing contained in this Agreement shall be deemed to vest in the Purchaser any salvage rights or any rights other than those expressly provided for herein, in any portion of the Global Crossing Network.

8.     MAINTENANCE COSTS.

       (a) Annual Maintenance Cost Payments. The Purchaser shall be liable to pay an annual amount for each MCU of Capacity on a Traffic Connection purchased by the Purchaser hereunder equal to the Annual Maintenance Cost Payment for such Traffic Connection. The Purchaser shall pay to the Maintenance Company's Account, in immediately available Dollars, the Annual Maintenance Cost Payments for each MCU of Capacity in accordance with this Section 8.

       (b) Definitions. For purposes of this Agreement:

       (i) "Initial Annual Maintenance Cost Payment" means, with respect to each MCU of Capacity on a Traffic Connection purchased by the Purchaser, the annual amount equal to the amount set forth as such pursuant to Paragraph D of the Specific Terms for such Traffic Connection.

       (ii) "Annual Maintenance Cost Payment" means, with respect to each MCU of Capacity on a Traffic Connection purchased by the Purchaser, for the calendar year in which the Activation Date occurs, the Initial Annual Maintenance Cost Payment. For each calendar year following the year in which the Activation Date occurs, the Annual Maintenance Cost Payment for each MCU of Capacity on a Traffic Connection will be the Initial Annual Maintenance Cost Payment, increased by the percentage of inflation in the US as determined by the official rate specified by the relevant authorities, or in the case where maintenance is performed in a different jurisdiction by the applicable rate calculated by the relevant government or other official source, per year, compounded annually. The annual amount payable in the year the Activation Date occurs will be reduced pro rata for the portion of the year prior to the Activation Date of a Traffic Connection.

       (c) Payment Procedure. Payment of the Initial Annual Maintenance Cost Payment shall be due in the initial Payment Due Date. Payments of the Annual Maintenance Cost Payment for each MCU of Capacity on a Traffic Connection shall be due and payable quarterly in advance on each Payment Due Date, commencing with the first such Payment Due Date after the Activation Date of each such MCU. For any IRU granted between the Payment Due Dates, on the date of such grant the Purchaser shall make a proportional payment for the period from the date of such grant to the next succeeding quarterly payment date. Each payment


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
                                                                               6

       made by the Purchaser hereunder shall be non-refundable.

9.     INVOICES; DEFAULT INTEREST.

       (a) Invoices. The Grantor, the Maintenance Company or their respective authorized agents shall render invoices under this Agreement in Dollars, and the Purchaser shall pay such amount in Dollars. The Purchaser shall make all payments by means of a wire transfer to the Grantor's Account or the Maintenance Company's Account, as specified in this Agreement. The Purchaser shall make all payments required to be made pursuant to this Agreement, other than the Initial Payment which shall be made in accordance with the provisions of Section 3(a) hereof, on the later of
       (i) the date such payment is due and (ii) fifteen (15) business days after an invoice is received from the Grantor or the Maintenance Company, as applicable, by the Purchaser.

       (b) Default Interest. Any invoice rendered under this Agreement by the Grantor, the Maintenance Company or their respective agents which is not paid when due shall accrue interest at the annual rate of [ ]* percent ([ ]*%) above the one month LIBOR rate for the Dollar, as quoted in The Wall Street Journal on the first business day of the month in which such payment is due. Such interest shall accrue from the day following the date payment was due until it is paid in full. In the event that applicable law does not allow the imposition of "default interest" at the rate established in accordance with this Section 9(b), such "default interest" shall be at the highest rate permitted by applicable law. For purposes of this Section, "paid" shall mean that funds are available for immediate use by the Grantor or the Maintenance Company, as applicable.

10.    DEFAULT.

       (a) Purchaser. If the Purchaser fails to make any payment required by this Agreement on the date that it is due, or if the Purchaser is otherwise in breach of this Agreement, and such payment default continues unremedied for a period of at least [ ]* ([ ]*) days or such other breach continues for a period of at least [ ]* ([ ]*) days, the Grantor, the Maintenance Company or their respective authorized agents, may notify the Purchaser in writing of such payment default or other breach and if full payment is not received, or such other breach is not fully remedied within [ ]* ([ ]*) days of such notification, unless the Parties agree otherwise in view of the circumstances, the Grantor and the Maintenance
       Company: (i) may suspend all service provided to the Purchaser hereunder (including suspending the Purchaser's right to use the Purchased Capacity), until such payment default or other breach has been cured (including payment of default interest, if any) and (ii) shall be entitled to pursue any and all rights and legal and equitable remedies, including its rights and remedies to enforce the Purchaser's obligations under this Agreement.. After [ ]* days from the date of notification by the Grantor or the Maintenance Company of such payment default or other breach described above, and such default or breach remains unremedied, the Grantor shall have the right to terminate all IRUs granted hereunder whereby the ownership of such Capacity shall revert back to the Grantor.

       (b) Grantor. If the Grantor or the Maintenance Company is in breach of this Agreement and such breach continues for a period of at least thirty
       (30) days, the Purchaser may notify the Grantor or the Maintenance Company, as applicable, in writing of such breach and if such breach is not fully remedied within fifteen (15) days of such notification, the Purchaser shall, for so long as such breach continues, be entitled to pursue any and all rights and legal and equitable remedies, including its rights and remedies to enforce the Grantor's or the Maintenance Company's, as applicable, obligations under this Agreement.

11.    USE OF CAPACITY.

       (a) The Purchaser's operation of the Purchased Capacity and any equipment associated therewith shall be such as not to interrupt, interfere with, or impair service over any of the facilities comprising the Global Crossing Network, or impair privacy of any communications over such facilities, cause damage to plant or create hazards to employees, affiliates or connecting companies of the Grantor or the Maintenance Company, the Purchaser, or any other user, owner or operator of the Global Crossing Network or the public. If any of the above occur, the Purchaser shall bear the cost of any additional protective apparatus reasonably required to be installed because of the use of such facilities by the Purchaser, any lessees or permitted transferees of the Purchaser, or any customer or customers of the Purchaser or of any such lessee or transferee. The Grantor will use reasonable efforts to cause all other purchasers of capacity in the Global Crossing Network to undertake obligations comparable to those of the Purchaser set forth in this Section, and the Purchaser shall cause all permitted users of any of the Purchased Capacity to undertake comparable obligations. The Purchaser represents, warrants and covenants that its ownership and use of the Purchased Capacity shall comply in all material respects, at all times with all applicable government codes, ordinances, laws, rules, regulations and/or restrictions and the terms of this Agreement.

--------------------
* CONFIDENTIAL TREATMENT REQUEST - Confidential portion has been omitted and filed separately with the Commission.

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

       (b) The Purchased Capacity shall be made available to the Grantor and the Maintenance Company (or their respective subsidiaries or agents), at such times reasonably agreeable to the Purchaser and the Grantor or the Maintenance Company, as applicable, to permit the Grantor or the Maintenance Company to conduct such tests and adjustments as may be necessary for such capacity to be maintained in efficient working order.

12.    DURATION OF AGREEMENT; TERM OF IRU.

       (a) This Agreement shall become effective as of the day and year set forth in the preamble to this Agreement and shall continue in effect until all IRUs granted hereunder have terminated, at which time this Agreement shall terminate.

       (b) The termination of this Agreement (whether under this Section or otherwise) shall not relieve the Parties from any liabilities arising prior to such termination.

       (c) The term of the IRU granted to the Purchaser in any Traffic Connection hereunder shall begin on the Activation Date and terminate on December 31, 2025.

13.    APPROVALS; LICENSES.

       The performance of this Agreement by each Party hereto is contingent upon the acquisition, renewal and continuance of such approvals, consents, governmental authorizations, licenses and permits by such Party and its Affiliates as may be required or reasonably deemed necessary by such Party for performance by such Party hereunder and as may be satisfactory to it. The Parties shall use reasonable efforts to obtain, renew and continue, and to have renewed and continued, such approvals, consents, licenses and permits. No license under patents is granted by the Grantor or shall be implied or arise by estoppel in the Purchaser's favor with respect to any apparatus, system or method used by the Purchaser in connection with the use of the capacity granted to it hereunder.

14.    DISCLAIMER.

       Except as otherwise provided in the Agreement, neither the Grantor, the Maintenance Company nor any of their respective Affiliates represents, warrants, covenants or guarantees that the Actual Availability Date for any Traffic Connection or the completion of any System will occur and the Grantor, the Maintenance Company and its Affiliates will have no obligation under this Agreement or otherwise unless and until the applicable Availability Date occurs. UNLESS SPECIFICALLY SET FORTH IN THIS AGREEMENT OR THE COMMITMENT AGREEMENT, ANY WARRANTIES, EXPRESSED OR IMPLIED, INCLUDING BUT NOT LIMITED TO, THE WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE ARE SPECIFICALLY DISCLAIMED.

15.    LIMITATIONS OF LIABILITY.

       (a) In no event shall the Purchaser, the Grantor, the Maintenance Company or any of their respective Affiliates be liable to any party for consequential, incidental, indirect or special damages, including, but not limited to, loss of revenue, loss of business opportunity, or the costs associated with the use of external restoration facilities, including, without limitation, for any loss or damage sustained by reason of the unavailability of, or any failure in or breakdown of the Global Crossing Network, any System, any Traffic Connection, any portion thereof or the facilities associated with the Global Crossing Network, the failure of any inland carrier to perform the terms and conditions of any agreement to which it and the Purchaser are parties or for any interruption of service, whatever the cause and however long it shall last. Purchaser's remedies in the event of any failure or unavailability of the Capacity are limited to those set forth in the SLA.

16.    SETTLEMENT OF DISPUTES.

       (a) The parties hereto shall endeavor in good faith to settle amicably and without delay by mutual discussions any disputes, differences or claims, whatsoever, related to this Agreement.

       (b) Failing such amicable settlement, any controversy, claim or dispute arising under or relating to this Agreement, including, without limitation, the existence, validity, interpretation, performance, termination or breach thereof, shall finally be settled by arbitration in accordance with the International Arbitration Rules of the American Arbitration Association ("AAA"). There shall be three (3) arbitrators (the "Arbitration Tribunal"), the first of which shall be appointed by the claimant in its notice of arbitration, the second of which shall be appointed by the respondent within thirty (30) days of the appointment of the first arbitrator and the third of which shall be jointly appointed by the party-appointed arbitrators within thirty (30) days thereafter, failing which such third arbitrator will be appointed by the AAA within thirty (30) days. The language of the arbitration shall be English. The Arbitration Tribunal shall issue a written opinion and will not have authority to award punitive damages to either party. Each party shall bear its own costs and expenses, but the parties shall share equally the expenses of the Arbitration Tribunal and the AAA. This Agreement shall be enforceable, any arbitration award shall be final and judgment thereon may be entered in any court of competent jurisdiction. The arbitration shall be held in New York, NY, USA.

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

17.    GOVERNING LAW.

       THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

18.    WAIVER OF IMMUNITY.

       The parties hereto acknowledge that this Agreement is commercial in nature, and each party hereto expressly and irrevocably waives any claim or right which it may have to immunity (whether sovereign immunity, act of state or otherwise) for itself, or with respect to any of its assets, in connection with an arbitration, arbitral award or other proceeding to enforce this Agreement, including, without limitation, immunity from service of process, immunity of any of its assets from pre- or post-judgment attachment or execution, and immunity from the jurisdiction of any court or arbitral tribunal.

19.    EXPORT CONTROL.

       The Parties acknowledge that to the extent any products, software or technical information provided under this Agreement are or may be subject to any applicable export laws and regulations, the Parties hereto agree that they will not use, distribute, transfer or transmit the products, software or technical information (even if incorporated into other products) except in compliance with such export laws and regulations (or licenses or orders issued pursuant thereto). If requested by and Party hereto the other Parties agree to sign all necessary export-related documents as may be required to comply therewith.

20.    REPRESENTATIONS; INDEMNITY.

       (a) The Grantor hereby represents and warrants to Purchaser that (i) the Grantor is a corporation duly organized and validly existing under the laws of the State of California; (ii) the execution, delivery and performance of this Agreement by the Grantor have been duly authorized by all necessary corporate action on the part of the Grantor and this Agreement is a valid, binding and enforceable obligation of the Grantor enforceable against it in accordance with its terms and (iii) the execution, delivery and performance of this Agreement by the Grantor does not violate, conflict with or constitute a breach of, its organizational documents or any order, decree or judgment of any court, tribunal or governmental authority binding on the Grantor.

       (b) The Maintenance Company hereby represents and warrants to the Purchaser that (i) the Maintenance Company is a corporation duly organized and validly existing under the laws of Bermuda; (ii) the execution, delivery and performance of this Agreement by the Maintenance Company have been duly authorized by all necessary corporate action on the part of the Maintenance Company and this Agreement is a valid, binding and enforceable obligation of the Maintenance Company enforceable against it in accordance with its terms and (iii) the execution, delivery and performance of this Agreement by the Maintenance Company does not violate, conflict with or constitute a breach of, its organizational documents or any order, decree or judgment of any court, tribunal or governmental authority binding on the Maintenance Company.

       (c) The Purchaser hereby represents and warrants to the Grantor that (i) the Purchaser is a corporation duly organized, and validly existing under the laws of its jurisdiction of organization; (ii) the Purchaser use of the Capacity shall comply with relevant laws and regulations in the US or relevant jurisdiction; (iii) the execution, delivery and performance of this Agreement by the Purchaser have been duly authorized by all necessary corporate action on the part of the Purchaser and this Agreement is a valid, binding and enforceable obligation of the Purchaser enforceable against it in accordance with its terms; and (iv) the execution, delivery and performance of this Agreement by the Purchaser does not violate, conflict with or constitute a breach of, the organizational documents or any order, decree or judgment of any court, tribunal or governmental authority binding on the Purchaser.

       (d) Each Party hereby represents and warrants to the other Parties that it has obtained all approvals, consents, governmental authorizations, licenses and permits as may be required to enter into this Agreement, and, in the case of the Grantor and the Purchaser, grant or acquire, as the case may be, the IRU in the Purchased Capacity.

       (e) The foregoing representations and warranties shall survive the execution and delivery of this Agreement.

       (f) Subject to Section 15, the Purchaser agrees to indemnify and hold harmless the Grantor, the Maintenance Company, their respective Affiliates and any of their respective officers, directors, employees, agents and representatives from and against any loss, damage, expense or cost arising out of or in connection with: (i) any breach or violation by the Purchaser of applicable law or governmental regulation and (ii) any claims of whatever nature by third parties with respect to the services provided by the Purchaser or the Purchaser's use of the Purchased Capacity.

       (g) Subject to Section 15, the Grantor and the Maintenance Company agree to indemnify and hold harmless the Purchaser and its officers, directors, employees, agents and representatives from and against any loss, damage, expense or cost arising out of or in connection with: (i) any breach or violation by the Grantor or the Maintenance Company of applicable law or governmental regulation, and (ii) any claims of

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
       whatever nature by third parties with respect to the services provided by the Grantor or the Maintenance Company.

21.    RELATIONSHIP OF THE PARTIES.

       This Agreement shall not form a joint venture, partnership or similar business arrangement between the parties hereto, and nothing contained herein shall be deemed to constitute a partnership, joint venture or similar business arrangement.

22.    NO THIRD PARTY BENEFICIARIES.

       This Agreement does not provide and is not intended to provide third parties (including, but not limited to, customers of the Purchaser, any permitted transferee of the Purchased Capacity or any other permitted user of the Purchased Capacity) with any remedy, claim, liability, reimbursement, cause of action, or any other right. Furthermore, the Purchaser acknowledges that it is not a third party beneficiary of any agreement entered into by the Grantor, the Maintenance Company or their respective Affiliates, including, but not limited to, construction contracts or any contract for the operation or maintenance of the Global Crossing Network or any part thereof.

23.    ASSIGNMENT.

       (a) This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

       (b) The Grantor shall be solely responsible for complying with all of the terms binding on the "Grantor" hereunder and the Maintenance Company shall solely be responsible for complying with all of the terms binding on the "Maintenance Company" hereunder and shall not be permitted to assign, transfer or otherwise dispose of any or all of its right, title or interest hereunder or delegate any or all of its obligations hereunder to any person or entity except that the Grantor and the Maintenance Company shall be permitted to (i) effect a collateral assignment of their respective rights hereunder to one or more lenders to Grantor, the Maintenance Company or their respective Affiliates and (ii) assign, transfer or otherwise dispose of any or all of their rights hereunder and delegate any or all of their obligations hereunder to any present or future Affiliate of the Grantor or the Maintenance Company. The Grantor or the Maintenance Company shall give the Purchaser notice of any such assignment, transfer or other disposition or any such delegation.

       (c) The Purchaser shall be solely responsible for complying with all of the terms binding on the "Purchaser" hereunder and shall not be permitted to assign, transfer or otherwise dispose of any or all of its right, title or interest hereunder (except for leases, licenses and transfers of the right to use Capacity to the extent permitted under Section 23(d) below) or delegate any or all of its obligations hereunder to any person or entity except that the Purchaser with prior written notice to Grantor shall be permitted to: (i) effect a collateral assignment of its rights hereunder to one or more lenders to Purchaser, or (ii) assign, transfer or otherwise dispose of any or all its rights hereunder and delegate any or all of its obligations hereunder to any Affiliate. .

       (d) (i) Subject to the limitations set forth in Section 23(d)(ii), the Purchaser may enter into agreements to lease or license the right to use or transfer the right to use or otherwise resell any Purchased Capacity.

       (ii) [ ]*

       (iii) No lease, license or transfer permitted by this Section 23(d) shall involve any delegation or other transfer of any of the Purchaser's obligations or liabilities hereunder. Each lessee, licensee and transferee of any right to use Purchased Capacity shall derive all of its rights solely through the Purchaser and such rights shall be enforceable solely against the Purchaser. No such lessee, licensee or transferee shall become a third party beneficiary of this Agreement or obtain any right, title or interest in, to or under this Agreement or the ability to enforce any provision hereof, nor shall any lessee, licensee or transferee thereof have any rights or claims against the Grantor or the Maintenance Company for any reason whatsoever. The rights of any lessee, licensee or transferee of a right to use any Purchased Capacity shall be subject and subordinate to all the terms of this Agreement (including the Grantor's and the Maintenance Company's right to suspend service in the event of a default by the Purchaser hereunder) and the Purchaser shall remain primarily liable hereunder for the performance of all the terms of this Agreement to the same extent as if such lease, license or transfer had not occurred. Any such lease, license or transfer agreement shall prohibit further assignment, transfer or other disposition of Purchased Capacity except in accordance with the terms of this Section 23.

       (e) Only Carrier Parties which have acquired and hold the right to use one or more whole MCUs of Capacity shall be entitled to utilize the services of the Customer Care Center. Every entity which has the right to utilize the services of the Customer Care Center shall promptly contact the Customer Care Center and provide all such


--------------------
* CONFIDENTIAL TREATMENT REQUEST - Confidential portion has been omitted and filed separately with the Commission.


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
       information reasonably requested by the Customer Care Center.

       (f) Any assignment, transfer or other disposition by any Party which is in violation of this Section 23 shall be null, void and of no force and effect.

24.    NOTICES.

       Each notice, demand, certification or other communication given or made under this Agreement shall be in writing and shall be delivered by hand or sent by registered mail or by facsimile transmission to the address of the respective party as shown below (any change to the name, address and facsimile numbers may be made at any time by giving fifteen (15) days prior written notice in accordance with this Section.):

       If to the Purchaser at the address set forth in the Specific Terms.

       If to the Grantor:
       Global Crossing Bandwidth Inc.
       360 North Crescent Drive
       Beverly Hills, CA 90210 USA
       Attn: General Counsel
       Fax No.: (310) 385-3700

       If to the Maintenance Company:
       Global Crossing Network Center Ltd.
       Wessex House
       45 Reid Street
       Hamilton HM12, Bermuda
       Attn: President
       Fax No.: (441) 296-8606

       Any such notice, demand or other communication shall be deemed to have been received, if (i) delivered by hand, at the time of delivery, (ii) posted, at the expiration of seven (7) days after the envelope containing the same shall have been deposited in the post maintained for such purpose, postage prepaid, or, (iii) sent by facsimile, at the date of transmission if confirmed receipt is followed by postal notice.

25.    SEVERABILITY.

       If any provision of this Agreement is found by an arbitral, judicial, regulatory or other governmental authority having jurisdiction to be void or unenforceable, such provision shall be deemed to be deleted from this Agreement and the remaining provisions shall continue in full force and effect.

26.    HEADINGS.

       The Paragraph and Section headings of this Agreement are for convenience of reference only and are not intended to restrict, affect or influence the interpretation or construction of provisions of such Section.

27.    COUNTERPARTS.

       This Agreement may be executed in counterparts, each of which when executed and delivered shall be deemed an original. Such counterparts shall together (as well as separately) constitute one and the same instrument.

28.    ENTIRE AGREEMENT.

       This Agreement supersedes all prior written or oral understandings between the Parties with respect to the subject matter herein and, together with the Schedules and the Annexes hereto and the Commitment Agreement, constitutes the entire agreement with respect to the subject matter herein. This Agreement shall not be modified or amended except by a writing signed by authorized representatives of the Parties.

29.    PUBLICITY AND CONFIDENTIALITY.

       (a) The provisions of this Agreement and any non-public information, written or oral, with respect to this Agreement ("Confidential Information") will be kept confidential and shall not be disclosed, in whole or in part, to any person other than Affiliates, officers, directors, employees, agents or representatives of a Party (collectively, "Representatives") who need to know such Confidential Information for the purpose of negotiating, executing and implementing this Agreement. Each Party agrees to inform each of its Representatives of the non-public nature of the Confidential Information and to direct such persons to treat such Confidential Information in accordance with the terms of this
       Section 29. Nothing herein shall prevent a Party from disclosing Confidential Information (i) upon the order of any court or administrative agency, (ii) upon the request or demand of, or pursuant to any regulation of, any regulatory agency or authority, (iii) to the extent reasonably required in connection with the exercise of any remedy hereunder, (iv) to a Party's legal counsel or independent auditors, (v) to prospective lenders to such Party or their Affiliates, and (vi) to any actual or proposed assignee, transferee or lessee of all or part of its rights hereunder provided that such actual or proposed assignee agrees in writing to be bound by the provisions of this Section 29. Notwithstanding the foregoing, in the event that any Party intends to disclose any Confidential Information pursuant to clause (i) or (ii) of the preceding sentence, the disclosing Party agrees to (a) provide the other Parties hereto with prompt notice before such disclosure in order that the they may attempt to obtain a protective order or other assurance that confidential treatment will be accorded such confidential information and
       (b) use commercially reasonable efforts to cooperate with the other Parties in attempting to obtain such order or assurance.



             CONFIDENTIAL - GLOBAL CROSSING PROPRIETARY INFORMATION

       (b) The foregoing shall not restrict either Party from publicly announcing that it has entered into this Agreement with the Parties. Notwithstanding the foregoing, no such public announcement shall be permitted to include any details contained in this Agreement.


             CONFIDENTIAL - GLOBAL CROSSING PROPRIETARY INFORMATION

                             [GLOBAL CROSSING LOGO]



                           CAPACITY PURCHASE AGREEMENT

                                     BETWEEN

                         GLOBAL CROSSING BANDWIDTH, INC.

                                       AND

               _INTERNATIONAL SATELLITE COMMUNICATION HOLDING LTD.






             CONFIDENTIAL - GLOBAL CROSSING PROPRIETARY INFORMATION